Exhibit 10.7

E M P L O Y M E N T    R E N E W A L    P R O P O S A L

Prepared by Conforce International, Inc.

For the consideration of:

MR. JOE DeROSE
Conforce International, Inc.

Private and Confidential

October 31, 2007
Revised: June 16, 2008

This letter will serve as confirmation of our proposal in connection with the renewal of your employment with Conforce International Inc. (“Conforce”). Below are the key points of the proposal:

TERM – The term of your employment renewal, under the terms and conditions as stated below, will be for a period of 12 months from the renewal date of November 1, 2007.

APPOINTMENT – Your title will remain as Vice President, Product Development. Your responsibilities will continue to be the research, development and improvement of all new products for the company, including but not limited to, EKO-FLOR for the container industry, the highway trailer industry, the cruise line industry, and the residential floor industry.

BASE SALARY – Your base salary will be the monthly sum of three thousand, five hundred ($3,500) dollars. This amount shall be reviewed at such time as the company has generated its first revenues from the sale of EKO-FLOR for either the container or highway trailer industries.

STOCK COMPONENT “A” – At the completion of the employment renewal term as described herein, a Conforce share certificate in the amount of three hundred and twenty thousand (320,000) shares will be issued in the name of Joe DeRose provided that either the container or trailer EKO-FLOR product has been developed for commercialization in accordance with the guidelines as set forth in Schedule “A” attached hereto. Such shares will be unrestricted for trade and can be sold in whole or in part at any time at your sole discretion.

STOCK COMPONENT “B” – At the completion of the employment renewal term as described herein, an additional Conforce share certificate in the amount of eighty thousand (80,000) shares will be issued in the name of Joe DeRose provided that both the container and trailer EKO-FLOR products have been developed for commercialization in accordance with the guidelines as set forth in Schedule “A” attached hereto. Such shares will be unrestricted for trade and can be sold in whole or in part at any time at your sole discretion.

STOCK COMPONENT “C” – At the completion of the employment renewal term as described herein, a Conforce share certificate in the amount of eighty thousand (80,000) shares will be issued in the name of Joe DeRose provided that EKO-FLOR for the cruise line industry, or EKO-FLOR for residential flooring applications, or EKO-DEK for military container applications has been developed for commercialization in accordance with specifications to be provided at such time as they become available and will be added as an addendum to this agreement. Such shares will be unrestricted for trade and can be sold in whole or in part at any time at your sole discretion.

…. continued
continued ….  Employment Renewal Proposal from Conforce to Mr. Joe DeRose

STOCK OPTIONS – As a senior officer of Conforce, you will be entitled to receive annual stock options, the amount of which will be determined at such time as a compensation committee has been appointed by the Board of Directors of Conforce.

The above items will be renegotiated for renewal 30 days prior to the expiry of the twelve (12) month term of your employment as described herein.

Joe, should you have any questions or comments, please do not hesitate to contact me at your convenience. We are extremely close to realizing our goals and I look forward to continuing our work together so that we, and all Conforce shareholders, may benefit from what we have worked so hard to create. If you accept the terms and conditions as set forth in this Employment Renewal Proposal, please so indicate by signing two copies of this document in the space provided below.

Yours Truly,

Marino Kulas
President & CEO
Conforce International, Inc.

Dated this                                 day of                                                       , 2007.

Joe DeRose

Schedule A

EKO-FLOR COMPOSITE CONTAINER FLOOR GUIDELINES

Price:

Weight:

Strength:

Other:

EKO-FLOR COMPOSITE TRAILER FLOOR GUIDELINES

Price:

Weight:

Strength:

Other: